CONSENT OF IDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-1 of our report dated December 21, 2012 with respect to the relating to the financial statements of Level20 Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ L.L. Bradford & Company, LLC
Las Vegas, Nevada
December 21, 2012